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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (No. 333-116248) of WesBanco, Inc. on Form S-4 of our report dated February 5, 2004 on consolidated financial statements of Western Ohio Financial Corporation, which report is incorporated by reference in 2003 Annual Report on Form 10-K of Western Ohio Financial Corporation, and to the reference to us in the second paragraph under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                            /s/ Crowe Chizek and Company LLC

Columbus, Ohio
July 12, 2004